EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated October 2, 2006 on the statements of condition and related securities portfolios of Van Kampen Unit Trusts, Series 610 (IPOX-30 Index Portfolio 2006-4 and NYSE IPOX Focus 15 Portfolio 2006-4) as of October 2, 2006 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."

                                                              Grant Thornton LLP

New York, New York
October 2, 2006